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                   COMMERCIAL NATIONAL FINANCIAL CORPORATION

                                   EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference of our report dated January 30, 2004, which appears in Commercial National Financial Corporation's annual report on Form 10-K for the year ended December 31, 2003, in that corporation's previously filed registration statements as amended, for that corporation's Dividend Reinvestment Plan (Registration No. 33-30239), 2001 Stock Option Plan (Registration No. 33-60894), and 1991 Stock Option Plan (Registration No. 33-39772 and 33-92666).

                               /s/ Crowe Chizek and Company LLC
                               Crowe Chizek and Company LLC

Grand Rapids, Michigan
March 24, 2004
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